CONTINGENT EMPLOYMENT AGREEMENT





THIS AGREEMENT, made this ______ day of _______________, 20__,

by and between THE MANITOWOC COMPANY, INC., a Wisconsin

corporation (together with its subsidiaries and any upstream parent company that in the future may control The Manitowoc

Company, Inc. referred to herein as the "Company") and

_______________________, a key employee of the Company (the

"Employee").





                         WITNESSETH:



     WHEREAS, sudden takeovers, acquisitions or changes of

control of domestic corporations have occurred frequently in recent years, and current conditions may contribute to the

continuation or acceleration of this trend; and



     WHEREAS, the possibility of a sudden takeover,

acquisition or change of control can create uncertainty of

employment and may distract and/or cause the loss of valuable

Company officers, to the detriment of the Company and its

shareholders; and



     WHEREAS, it is believed that the detriment described can

be substantially reduced by agreement on the terms hereinafter set forth.



     NOW THEREFORE, in consideration of the foregoing premises

and the mutual covenants hereinafter set forth, IT IS AGREED



     1.
            Continued Employment.



          (a)
                  If a "Change of Control" (as defined below)

of the Company occurs when the Employee is employed by the

Company, the Company will continue thereafter to employ the

Employee, and the Employee will remain in the employ of the

Company, in accordance with the terms and provisions of this

Agreement, for a period of three years following the date of such change (the "Employment Period").



          (b)
                  As used herein, the phrase "Change of

Control" of the Company means the first to occur of the

following with respect to the Company or any upstream holding company:



(i)  Any "person," as that term is defined in Sections 13(d)

     and 14(d) of the Securities Exchange Act of 1934 (the

     "Exchange Act"), but excluding the Company, any trustee

     or other fiduciary holding securities under an employee

     benefit plan of the Company, or any corporation owned,

     directly or indirectly, by the stockholders of the

     Company in substantially the same proportions as their

     ownership of stock of the Company, is or becomes the

     "beneficial owner" (as that term is defined in Rule 13d-3

     under the Exchange Act), directly or indirectly, of

     securities of the Company representing 30% or more of the

     combined voting power of the Company's then outstanding

     securities;



(ii) The Company is merged or consolidated with any other

     corporation or other entity, other than: (A) a merger or

     consolidation which would result in the voting securities

     of the Company outstanding immediately prior thereto

     continuing to represent (either by remaining outstanding

     or by being converted into voting securities of the

     surviving entity) more than 80% of the combined voting

     power of the voting securities of the Company or such

     surviving entity outstanding immediately after such

     merger or consolidation; or (B) the Company engages in a

     merger or consolidation effected to implement a

     recapitalization of the Company (or similar transaction)

     in which no "person" (as defined above) acquires more

     than 30% of the combined voting power of the Company's

     then outstanding securities.  Notwithstanding the

     foregoing, a merger or consolidation involving the

     Company shall not be considered a "Change of Control" if

     the Company is the surviving corporation and shares of

     the Company's Common Stock are not converted into or

     exchanged for stock or securities of any other

     corporation, cash or any other thing of value, unless

     persons who beneficially owned shares of the Company's

     Common Stock outstanding immediately prior to such

     transaction own beneficially less than a majority of the

     outstanding voting securities of the Company immediately

     following the merger or consolidation;


(iii)
     The Company or any subsidiary sells, assigns or

     otherwise transfers assets in a transaction or series of

     related transactions, if the aggregate market value of

     the assets so transferred exceeds 50% of the Company's

     consolidated book value, determined by the Company in

     accordance with generally accepted accounting principles,

     measured at the time at which such transaction occurs or

     the first of such series of related transactions occurs;

     provided, however, that such a transfer effected pursuant

     to a spin-off or split-up where stockholders of the

     Company retain ownership of the transferred assets

     proportionate to their prorata ownership interest in the

     Company shall not be deemed a "Change of Control;"



(iv) The Company dissolves and liquidates substantially all of its assets;



(v)  At any time after the date of this Agreement when the

     Continuing Directors cease to constitute a majority of

     the Board of Directors  of the Company.  For this

     purpose, a "Continuing Director" shall mean: (A) the

     individuals who, at the date of this Agreement constitute

     the Board; and (B) any new directors (other than

     directors designated by a person who has entered into an

     agreement with the Company to effect a transaction

     described in clause (i), (ii) or (iii) of this paragraph

     1(b) of this Agreement) whose appointment to the Board or

     nomination for election by the Company's stockholders was

     approved by a vote of at least two-thirds of the then-

     serving Continuing Directors; or



(vi) A determination by the Board of Directors of the Company,

     in view of then current circumstances or impending

     events, that a Change of Control of the Company has

     occurred, which determination shall be made for the

     specific purpose of triggering the operative provisions

     of this Agreement and all other similar contingent

     employment agreements of the Company.



     2.
            Duties.  Unless otherwise agreed by the Company

and Employee, during the Employment Period the Employee shall be employed by the Company in the same position/ offices as

those which the Employee held on the date of the Change of

Control of the Company.  In such employment the Employee's

duties and authority shall consist of and include all duties and authority customarily performed and held by a person

holding an equivalent position with a corporation of similar nature and size, as such duties and authority related to such position are reasonably defined and delegated from time to

time by the Board of Directors of the Company.  However, no

change of the Employee's location of employment outside a 50-

mile radius from his place of employment as of the date of

this Agreement (or any other location later consented to by

the Employee), or in the Employee's title, shall be made

without the prior written consent of the Employee.  The

Employee shall have the powers necessary to perform the duties assigned and shall be provided such supporting services,

staff, secretarial and other assistance, office space and

accouterments as shall be reasonably necessary and appropriate in light of the duties assigned (but in no event, in any case,

smaller in quantity or size or inferior in quality than that being furnished to the Employee on the date of the Change of

Control of the Company.



     The Employee shall devote his entire business time,



energy and skills to such employment while so employed, but

the Employee shall not be required to devote more than an

average of approximately 30 hours per calendar week to such

employment.  The Employee may participate in civic or

charitable activities which do not adversely affect his

ability to carry out his responsibilities hereunder.  The

Employee shall be entitled to a minimum of three weeks

(fifteen working days) of paid vacation annually, or such

greater amount as shall be customarily allowed to the Employee during the fiscal year of the Company prior to the fiscal year in which the Change of Control of the Company shall occur.

The Employee shall have the sole discretion to determine the time and intervals of such vacation.




     3.
            Compensation.  While employed under this

Agreement, the Employee shall be compensated as follows:



          (a)
                  The Employee shall receive a salary equal

to his salary as in effect as of the date of the Change of

Control of the Company, subject to adjustment as hereinafter provided.


          (b)
                  The Employee shall be reimbursed for any

and all monies advanced in connection with his employment for reasonable and necessary expenses incurred by him on behalf of the Company.



          (c)
                  The Employee shall be included to the

extent eligible thereunder in any and all plans providing

benefits for the Company's employees, including but not

limited to group life insurance, hospitalization, medical,

retiree health and pension, and shall be provided any and all other benefits and perquisites (including use of an

automobile, parking privileges and club membership) made

available to other employees of comparable status, at the

expense of the Company on a comparable basis.  The Employee

shall be deemed eligible for retiree health if he qualifies on the basis of years or service (regardless of his age).



          (d)
                  The Employee shall be permitted to

participate in any restricted stock plans, stock option plans or other stock benefit plans as the Company establishes and

maintains from time to time for its officers and employees.

The Employee's participation level in such stock plans shall be consistent with the participation level of other officers and employees of the Company who have positions, duties and

responsibilities comparable to the Employee.



          (e)
                  The Employee shall be included in all

profit sharing, bonus, deferred compensation, split dollar

life insurance, and similar or comparable cash incentive bonus plans customarily extended by the Company to corporate

officers and key employees of the Company.  The Employee shall be entitled to cash incentive bonuses and profit sharing under such plans which are consistent with the bonuses and profit

sharing received under such plans by other employees and

officers of the Company who have positions, duties and

responsibilities comparable to those of the Employee;

provided, however, that in no event shall (i) the aggregate of cash incentive bonuses earned by the Employee for any fiscal year of the Company during the Employment Period be less than the Employee's Average Annual Incentive Bonus Compensation

(prorated for any portion of a fiscal year of the Company

during the term of the Employment Period), and (ii) the level of profit sharing participation be less than the level in

effect prior to the commencement of the Employment Period.

For this purpose, the Employee's "Average Annual Incentive

Bonus Compensation" shall be the average of the aggregate

annual cash incentive bonuses earned by the Employee (whether paid in the year earned or deferred for payment in subsequent years) under all short and long-term cash incentive bonus

plans maintained by the Company in which the Employee

participated during the Company's latest three consecutive

fiscal years ended prior to the commencement of the Employment

Period.  If the Employee has been employed by the Company for less than three complete fiscal years prior to the

commencement of the Employment Period, then the Employee's

Average Annual Incentive Bonus Compensation shall be the

average of the bonuses earned by the Employee during such

smaller number of complete fiscal years during which he was

employed by the Company prior to the commencement of the

Employment Period.  If the Employee has not been employed for even one complete fiscal year prior to the commencement of the

Employment Period, then the Employee's Average Annual

Incentive Bonus Compensation shall be calculated by prorating the bonus earned by the Employee for the portion of the

Company's most recently completed fiscal year during which the

Employee was employed prior to the commencement of the

Employment Period, as though the Employee had been employed

for such full fiscal year.  This proration shall be calculated based upon a 365-day fiscal year.



     4.
            Annual Compensation Adjustments.  At least

annually during the Employment Period, the Board of Directors of the Company or an appropriate committee thereof, in

accordance with past practice, will consider and appraise the contributions of the Employee to the Company's operating

efficiency, growth, production and profits, at least annually during the Employment Period, and the Employee's compensation rate shall be annually adjusted upward to be commensurate with increases given to other corporate officers and key employees generally and as the scope and success of the Company's

operations or the Employee's duties expand.



     5.
            Disability.  If, during the Employment Period,

the Employee shall become disabled by sickness or otherwise so that he is unable to perform the regular duties of his

employment on a full-time basis, the Company shall pay him

commencing on the date of the disability and continuing for

the first six months thereafter, as sick pay, his normal

salary and all benefits as described in paragraph 3 hereof.

If the disability continues beyond six months, then the

payment of the Employee's normal salary shall be suspended

during the period of disability. During the term of his

disability, and until the expiration of the Employment Period,

the Employee shall continue to receive customary fringe

benefits as provided in paragraphs 3(c) and 3(d) above.  The obligation to provide the foregoing disability benefits shall survive the termination of this Agreement provided the

disability was incurred before termination.  If the disability terminates prior to the end of the Employment Period, the

Employee may elect to return to full-time employment under

this Agreement in which case this paragraph shall apply to all subsequent short or long term disabilities.





     To determine whether the Employee is disabled for the



purposes of this paragraph, either party may from time to time request a medical examination of the Employee by a doctor

appointed by the Company, or as the parties may otherwise

agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether or not the Employee has become disabled and the date when such

disability arose.  The cost of any such medical examination

shall be borne by the Company.




     6.
            Retirement.  If, during the Employment Period,

the Employee shall deliver to the Company a statement signed by him stating that the Employee voluntarily chooses to retire early from the Company, or if the Employee shall reach the age of 65, or shall with the mutual agreement of the Company agree in writing on early retirement, then this Agreement shall

terminate on the effective date of such event and the terms of the Company's retirement policies or such mutual agreement

shall immediately become effective.



     7.
            Termination Other Than for Cause.



          (a)
                  At any time during the ninety (90) calendar

day period commencing on the date of completion of the

transaction or series of related transactions causing the

occurrence of a Change of Control (the "Trial Period"), the

Employee shall have the right to elect to terminate his

employment under this Agreement for any reason or no reason at all and shall thereupon be entitled to the benefits and a

severance payment as set forth in paragraph 7(c) below.



          (b)
                  If during the Employment Period after the

Trial Period: (i) the Employee's duties shall be changed

substantially without his written consent from those specified in paragraph 2, or (ii) the location of his principal place of employment shall be moved, without his written consent, more than thirty (30) miles distant from the location of his

principal place of employment on the date of the Change of

Control of the Company, or (iii) he shall fail to be reelected to or he shall be removed from any corporate office(s) of the

Company, or (iv) if the Company otherwise violates this

Agreement, or (v) any successor to the principal business of the Company (whether by merger, purchase of assets,

liquidation or otherwise) as described in paragraph 12 fails or refuses to assume the Company's obligations under this

Agreement, then the Employee shall have the right to elect to terminate his employment under this Agreement and shall

thereupon be entitled to the benefits and a severance payment as set forth in paragraph 7(c) below.



          (c)
                  If during the Employment Period the

Employee's employment hereunder shall be terminated (1) by the

Company for any reason other than the reasons set forth

paragraphs 5, 6, 8 or 9 of this Agreement, or (2) by the

Employee pursuant to paragraph 7(a) or 7(b) above, thereafter the Employee shall be entitled to participate in group life,

hospitalization and medical insurance and shall receive the

other employee benefits and perquisites described in paragraph

3(c) hereof, for the remainder of the Employment Period

(provided that if the Employee would be eligible to

participate in the Company's retiree health plan (based on

years of service without regard to age) if he had retired as of the termination date, he shall be entitled to participate in such retiree health plan upon such termination), and, no

later than thirty (30) calendar days following such

termination, the Company shall pay to the Employee or his

personal representative a severance payment in an amount equal to the sum of the following:



(i)  The Employee's annual base salary through the date of the termination of employment to the extent not theretofore

     paid; plus



(ii) All deferred salary (including "bank" balances in the

     Company's incentive compensation plans), profit sharing,

     bonuses and other compensation earned by the Employee

     (whether vested or unvested or subject to any other

     contingencies) during the course of his employment with

     the Company prior to the termination of his employment;

     plus



(iii) The Employee's base salary for the portion of the

     Employment Period remaining unexpired as of the

     termination date.  For this purpose, the Employee's base

     salary shall be his base salary as in effect immediately

     prior to the termination of employment.  For any fraction

     of a year included in the unexpired portion of the

     Employment Period, the Employee's base salary shall be

     prorated based upon a 365-day year; plus



(iv) Incentive bonus compensation and profit sharing for the current fiscal year of the Company during which the

     termination of employment occurs and for all subsequent

     fiscal years of the Company thereafter which are included

     in whole or in part in the portion of the Employment

     Period remaining unexpired as of the termination date.

     The amount of the cash incentive bonus and the profit

     sharing for any partial fiscal year included in the

     balance of the Employment Period shall be prorated based

     on a 365-day fiscal year.  The amount of the annual bonus

     to be applied in calculating the incentive compensation

     payment shall be the average of the annual cash incentive

     bonuses earned by the Employee (whether such incentive

     bonuses were paid in the year earned or deferred for

     payment in subsequent years) under all short and long-

     term cash incentive bonus plans maintained by the Company

     in which the Employee participated during the Company's

     latest three consecutive fiscal years ended prior to the

     termination of the Employee's employment.  The amount of

     the annual profit sharing to be applied in calculating

     the profit sharing payment shall be the average of the

     annual profit sharing earned by the Employee (whether

     such profit sharing was paid in the year earned or

     deferred for payment in subsequent years) under the

     Company's profit sharing plan in which the Employee

     participated during the Company's latest three

     consecutive fiscal years ended prior to the termination

     of the Employee's employment.  If the Employee has been

     employed by the Company for less than three complete

     fiscal years prior to the date of the termination of his

     employment, then the amount of the annual bonus and the

     annual profit sharing for purposes of computing these

     payments shall be based upon the average of the bonuses

     earned and the average of the profit sharing earned by

     the Employee during such smaller number of complete

     fiscal years during which he was employed by the Company

     prior to the date of the termination of his employment.

     If the Employee has not been employed for even one

     complete fiscal year prior to the date of the termination

     of his employment, then his annual bonus and annual

     profit sharing for purposes of computing this payment

     shall be calculated by prorating the bonus earned and the

     profit sharing earned by the Employee for the portion of

     the Company's most recently completed fiscal year during

     which the Employee was employed, as though the Employee

     had been employed for such full fiscal year.  Such

     proration shall be calculated based upon a 365-day fiscal

     year.



          (d)
                  If during the twelve month period prior to

a Change in Control, (i) the Employee voluntarily retires

early from the Company pursuant to paragraph 6 (and the

Employee does not reach the age of 65 prior to the Change in

Control) and such early retirement was not undertaken with

actual knowledge that a Change in Control was imminent, (ii)

the Employee's employment is terminated by the Company for any reason other than the reasons set forth in paragraphs 5, 8 or

9 or this Agreement, or (iii) the Employee terminates his

employment pursuant to paragraph 7(b) above, the Employee

shall, effective as of the date of termination, (and subject to paragraph 7(e) below) be entitled to participate in group life, hospitalization and medical insurance and shall receive the other employee benefits and perquisites described in

paragraph 3(c) hereof, for a period of three years following the date of termination (provided that if the Employee would be eligible to participate in the Company's retiree health

plan (based on years of service without regard to age) if he had retired as of the termination date, he shall be entitled to participate in such retiree health plan upon such

termination), and, no later than thirty (30) calendar days

following such Change in Control, the Company shall pay to the

Employee or his personal representative a severance payment in an amount equal to the sum of the following:



(i)  The Employee's annual base salary through the date of the termination of employment to the extent not theretofore

     paid; plus



(ii) All deferred salary (including "bank" balances in the

     Company's incentive compensation plans), profit sharing,

     bonuses and other compensation earned by the Employee

     (whether vested or unvested or subject to any other

     contingencies) during the course of his employment with

     the Company prior to the termination of his employment;

     plus



(iii) An amount equal to three times the Employee's annual

     base salary.  For this purpose, the Employee's annual

     base salary shall be his annual base salary as in effect

     immediately prior to the termination of employment; plus



(iv)  An amount equal to three times the Employee's annual

     incentive bonus compensation and profit sharing.  The

     amount of the annual incentive bonus to be applied in

     calculating the incentive compensation payment shall be

     the average of the annual cash incentive bonuses earned

     by the Employee (whether such incentive bonuses were paid

     in the year earned or deferred for payment in subsequent

     years) under all short and long-term cash incentive bonus

     plans maintained by the Company in which the Employee

     participated during the Company's latest three

     consecutive fiscal years ended prior to the termination

     of the Employee's employment.  The amount of the annual

     profit sharing to be applied in calculating the profit

     sharing payment shall be the average of the annual profit

     sharing earned by the Employee (whether such profit

     sharing was paid in the year earned or deferred for

     payment in subsequent years) under the Company's profit

     sharing plan in which the Employee participated during

     the Company's latest three consecutive fiscal years ended

     prior to the termination of the Employee's employment.

     If the Employee has been employed by the Company for less

     than three complete fiscal years prior to the date of the

     termination of his employment, then the amount of the

     annual bonus and the annual profit sharing for purposes

     of computing these payments shall be based upon the

     average of the bonuses earned and the average of the

     profit sharing earned by the Employee during such smaller

     number of complete fiscal years during which he was

     employed by the Company prior to the date of the

     termination of his employment.  If the Employee has not

     been employed for even one complete fiscal year prior to

     the date of the termination of his employment, then his

     annual bonus and annual profit sharing for purposes of

     computing this payment shall be calculated by prorating

     the bonus earned and the profit sharing earned by the Em-

     ployee for the portion of the Company's most recently

     completed fiscal year during which the Employee was

     employed, as though the Employee had been employed for

     such full fiscal year.  Such proration shall be

     calculated based upon a 365-day fiscal year.



          (e)
                  If it shall be impossible or impracticable

for the Employee to participate directly in certain programs or plans specified in subparagraph (c) or (d) above, then the

Company shall provide, at the Company's expense, for the

provision to the Employee of benefits as nearly as possible

identical to, and in no event less beneficial to the Employee than, those which would be provided to the Employee through

direct participation.



          (f)
                  If  it is determined that any payment or

distribution by the Company to or for the benefit of the

Employee (whether paid or payable or distributed or

distributable pursuant to the terms of this Agreement or

otherwise, but determined without regard to any additional

payments required under this paragraph 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the

Code, or if any interest or penalties are incurred by the

Employee with respect to such excise tax (such excise tax,

together with any such interest and penalties, are referred to collectively as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up

Payment") as necessary so that, on an after-tax basis, the

amount he retains is the same as though no Excise Tax applied.

In particular, the amount of the Gross-Up Payment shall be

calculated so that, after payment by the Employee of all

Excise Taxes on the initial Payment(s) and all income taxes

(and any interest and penalties imposed with respect thereto)

and Excise Taxes imposed on the Gross-Up Payment, the Employee retains (in addition to the net after-tax amount of the

initial Payment) an amount of the Gross-Up Payment equal to

the Excise Taxes imposed upon the initial Payment(s).



          (g)
                  Subject to the provisions of paragraph

7(h), all determinations required to be made under this

paragraph 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the

assumptions to be utilized in arriving at such determination,

shall be made by such certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which

shall provide detailed supporting calculations both to the

Company and the Employee within 15 business days of the

receipt of notice from the Employee that there has been a

Payment, or such earlier time as is requested by the Company.

All fees and expenses of the Accounting Firm shall be borne

solely by the Company.  Any Gross-Up Payment, as determined

pursuant to this paragraph 7, shall be paid by the Company to the Employee within five days of the receipt of the Accounting

Firm's determination.  If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the

Employee with a written opinion that failure to report the

Excise Tax on the Employee's applicable federal income tax

return would not result in the imposition of a negligence or similar penalty.  Any determination by the Accounting Firm

shall be binding upon the Company and the Employee.  As a

result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the

Accounting Firm hereunder, it is possible that Gross-Up

Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the

calculations required to be made hereunder.  In the event that the Company exhausts its remedies pursuant to paragraph 7(h)

and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such

Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.



          (h)
                  The Employee shall notify the Company in

writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the

Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than ten business days after the

Employee is informed in writing of such claim and shall

apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Employee

shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the

Company (or such shorter period ending on the date that any

payment of taxes with respect to such claim is due).  If the

Company notifies the Employee in writing prior to the

expiration of such period that it desires to contest such

claim, the Employee shall:



(i)  Give the Company any information reasonably requested by the Company relating to such claim;



(ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from

     time to time, including, without limitation, accepting

     legal representation with respect to such claim by an

     attorney reasonably selected by the Company;



(iii)
     Cooperate with the Company in good faith in order

     effectively to contest such claim; and



(iv) Permit the Company to participate in any proceedings

     relating to such claim; provided, however, that the

     Company shall bear and pay directly all costs and

     expenses (including additional interest and penalties)

     incurred in connection with such contest and shall

     indemnify and hold the Employee harmless, on an after-tax

     basis, for any Excise Tax or income tax (including

     interest and penalties with respect thereto) imposed as a

     result of such representation and payment of costs and

     expenses.  Without limitation on the foregoing provisions

     of this paragraph 7(h), the Company shall control all

     proceedings taken in connection with such contest and, at

     its sole option, may pursue or forgo any and all adminis-

     trative appeals, proceedings, hearings and conferences

     with the taxing authority in respect of such claim and

     may, at its sole option, either direct the Employee to

     pay the tax claimed and sue for a refund or contest the

     claim in any permissible manner, and the Employee agrees

     to prosecute such contest to a determination before any

     administrative tribunal, in a court of initial

     jurisdiction and in one or more appellate courts, as the

     Company shall determine; provided, however, that if the

     Company directs the Employee to pay such claim and sue

     for a refund, the Company shall advance the amount of

     such payment to the Employee, on an interest-free basis,

     and shall indemnify and hold the Employee harmless, on an

     after-tax basis, from any Excise Tax or income tax

     (including interest or penalties with respect thereto)

     imposed with respect to such advance or with respect to

     any imputed income with respect to such advance; and

     further provided that any extension of the statute of

     limitations relating to payment of taxes for the taxable

     year of the Employee with respect to which such contested

     amount is claimed to be due is limited solely to such

     contested amount.  Furthermore, the Company's control of

     the contest shall be limited to issues with respect to

     which a Gross-Up Payment would be payable hereunder and

     the Employee shall be entitled to settle or contest, as

     the case may be, any other issue raised by the Internal

     Revenue Service or any other taxing authority.



          (i)
                  If, after the receipt by the Employee of an

amount advanced by the Company pursuant to paragraph 7(h), the

Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's

complying with the requirements of paragraph 7(h)) promptly

pay to the Company the amount of such refund (together with

any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 7(h), a

determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest

such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and

shall not be required to be repaid and the amount of such

advance shall offset, to the extent thereof, the amount of

Gross-Up Payment required to be paid.



          (j)
                  In the event that any Payment to Employee

pursuant to this Agreement or otherwise would be subject to

the excise tax imposed by Section 4999 of the Internal Revenue

Code of 1986, as amended (or any comparable successor

provision), the Company shall be entitled to withhold any such excise tax as required by applicable law, together with any

other amounts required to be withheld under any applicable

federal or state law.



     8.
            Termination for Cause.  Employee agrees that this

Agreement may be terminated by the Company at any time for

cause, which shall mean only conviction based upon the

commission of a felony or becoming the subject of a final

nonappealable judgment of a court of competent jurisdiction

holding that the Employee is liable to the Company for damages for obtaining a personal benefit in a transaction adverse to the interests of the Company.  The Employee shall not be

deemed to have been terminated for cause unless and until

there shall have been delivered to the Employee a copy of a

resolution duly adopted by the affirmative vote of not less

than three-quarters (3/4) of the entire membership of the

Board called and held for such purpose (after reasonable

notice to the Employee and an opportunity for the Employee,

together with his counsel, to be heard before the Board),

finding that the Employee was guilty of conduct constituting cause for termination as set forth in this paragraph 8 and

specifying the particulars thereof in detail.  In the event

this agreement is terminated for cause, the Employee shall

forfeit his right to any and all benefits he would otherwise have been entitled thereafter to receive under the Agreement,

but shall not forfeit his right to benefits accrued up to and including the date of termination.



     9.
            Death of Employee.  Upon the death of the

Employee during the Employment Period, the payment of base

compensation as provided in subparagraph 3(a) shall continue through the last day of the month in which death occurs, and bonuses for the year in which death occurs shall be prorated on the basis of the number of months elapsed during the fiscal year as of such day.  The other rights and benefits of the

Employee (or his personal representative) shall be as

determined under the applicable programs and plans of the

Company covering the Employee at death.



     10.
             Restricted Shares.  Upon the occurrence of a

Change of Control of the Company, all restrictions upon

unconditional receipt by Employee of shares of stock or other securities of the Company granted under any restricted stock or other compensation plan shall immediately be removed, and such shares shall vest in and be distributed immediately to

Employee.  The Company covenants and agrees to take such steps

(including amendment of any existing plan) to insure that all such plans shall allow or provide for such vesting and

distribution.  This paragraph 10 shall not accelerate or

otherwise affect the vesting of stock options held by the

Employee, vesting of which shall be governed by the terms of the option plan and/or of any option agreement pursuant to

which such options are granted.



     11.
             Noncompetition.



          (a)  Scope of Noncompetition. In the event that the

employment of the Employee is terminated pursuant to paragraph

7 prior to the expiration of the Employment Period such that the Employee receives the payments and benefits referred to in paragraph 7(c) or 7(d), the Employee agrees that he will not,

for the Noncompetition Period (as hereinafter defined):



(i)  Render services, directly or indirectly, to any

     "Competitor" (other than the acquisition of an equity

     interest in a corporation or other entity registered

     under the Securities Exchange Act of 1934, as amended,

     not requiring the filing of a Schedule 13D or Schedule

     13G or any successor schedules or forms) in connection

     with the development, manufacture, distribution, sale,

     merchandising or promotion of any "Competitive Product"

     or "Competitive Service."  "Competitor" means any

     corporation, person, firm or organization or division or

     part thereof engaged in or about to become engaged in

     research and development work on or the production and/or

     sale of any Competitive Product or Competitive Service in

     any country in which the Company or any of its affiliates

     sold a product or service to a customer within the two-

     year period ending on the effective date of the

     termination of Employee's employment with the Company.

     "Competitive Product" or "Competitive Service" means a

     product or service, as the case may be, made, offered,

     sold or provided by a Competitor, which is the same as,

     functionally equivalent to, or otherwise directly

     competitive with one made, offered, sold or provided by

     the business units of the Company over which the Employee

     had a material supervisory or management role.



(ii) Engage either directly or indirectly, in any country in which the Company or any of its affiliates sold a product

     or service to a customer within the two-year period

     ending on the effective date of the termination of

     Employee's employment with the Company  for himself or as

     an investor in the development, manufacture, purchase or

     sale of any Competitive Product or Competitive Service.



          (b)  Noncompetition Period.  For purposes of this

paragraph 11, the term "Noncompetition Period" means the

period beginning on the effective date of the termination of

Employee's employment with the Company and continuing for (i)

the unexpired term of the Employment Period in the case of a severance payment made pursuant to paragraph 7(c), or (ii)

three years in the case of a severance payment made pursuant to paragraph 7(d).



          (c)  Survival.  The noncompetition covenant in this

paragraph 11 shall survive the termination of the Employee's employment.



          (d)  Notification to the Company.  If the Employee

notifies the Company of the occupation the Employee proposes to take up after termination of employment with the Company

and furnishes the Company such written or oral information as it may reasonably request concerning such proposed occupation,

the Company agrees to notify the Employee promptly, and in any event, within fourteen (14) business days after receipt of the requested information, whether or not the Company considers

such occupation, based on the information so furnished or

derived from its independent investigation, to come within the provisions of this Section and, if the Company considers such occupation to come within the provisions of this Section,

whether the Company will waive any of the provisions thereof.



          (e)  Remedies.  In addition to other remedies

provided by law or equity, upon a breach by the Employee of

any of the covenants contained in this paragraph 11, the

Company shall be entitled to have a court of competent

jurisdiction enter an injunction against the Employee

prohibiting any further breach of the covenants contained

herein.  The parties further agree that the services to be

performed hereunder are of a unique, special, and

extraordinary character.  Therefore, in the event of any

controversy concerning the rights or obligations under this

Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law or equity by a decree of specific performance or, if the Company elects, by

obtaining damages or such other relief as the Company may

elect to pursue.  Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other

remedies which the Company may have.



     12.
             Enforceability.  The parties agree that nothing

in this Agreement shall in any way abrogate the right of the

Company and the Employee to enforce by injunction or otherwise the due and proper performance and observance of the several covenants herein contained to be performed by the Employee or the Company or to recover damages for breach thereof



     13.
             Successors and Assigns.  If the Company sells,

assigns or transfers all or substantially all of its business,

assets or earning power to any person, or if the Company

merges into or consolidates or otherwise combines with any

person which is the continuing or successor entity, then the

Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the person

which is either the acquiring or successor corporation, and

such person(s) shall assume and perform from and after the

date of such assignment all of the terms, conditions and

provisions imposed by this Agreement upon the Company.  In

case of such assignment by the Company and of assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement

thenceforth shall cease and terminate.  All rights of Employee hereunder shall inure to the benefit of the Employee and his heirs and personal representatives.  Other than as

specifically provided in this paragraph 13, neither the

Company nor Employee may assign any rights or obligations

hereunder without the express written consent of the other

party.



     14.
             Termination Prior to Change of Control.  Except

as described herein in the event of a Change in Control, this

Agreement is not intended to vest in Employee any right to

continued employment by Company.  Absent such a Change in

Control and unless specifically established otherwise by

agreement between the Company and Employee, Employee's

employment status with the Company is one of employment at-

will.



     15.
             Supplemental Agreement.  This Agreement

supercedes any previously existing Contingent Employment

Agreement of like nature between the Company and the Employee;

however, this Agreement supplements, and is not an amendment to or in derogation of, any other agreement between the

Company and the Employee relating to employment or the terms and conditions thereof.  No person, other than such person as may be designated by the Board of Directors of the Company,

shall have any authority on behalf of the Company to agree to modify or change this Agreement.  Notwithstanding the

foregoing, this Agreement supercedes and replaces any

contingent employment agreement entered into between the

Employee and the Company prior to the date of this Agreement which addresses terms of employment, compensation and

severance benefits that would become available to the Employee in the event of a change of control of the Company, as that

term may be defined in such other contingent employment

agreement.  Accordingly, any such other contingent employment agreements shall be deemed terminated and of no further force or effect.



     16.
             Governing Law, Severability.  This Agreement is

to be governed by and construed under the internal laws of the

State of Wisconsin.  If any provision of this Agreement shall be held invalid and unenforceable for any reason, such

provision shall be deemed deleted and the remainder of the

Agreement shall be valid and enforceable without such

provision.





     IN WITNESS WHEREOF, the Company has caused this Agreement

to be executed and its corporate seal affixed and attested by its duly authorized officer, and the Employee has hereunto set his hand and seal as of the date first above written.





                                    THE MANITOWOC COMPANY, INC.







      By:________________________________

      (Corporate Seal)              Terry D. Growcock,

                                President and Chief Executive

                                Officer





                                    EMPLOYEE:







      _______________________________(Seal)